NEWS RELEASE

One North Central Avenue, Phoenix, AZ 85004 (602) 366-8100
For Immediate Release
Media:
Peter J. Faur
(602) 366-7993
Investors:
Stanton K. Rideout
(602) 366-8589
Phelps Dodge Statement on Falconbridge Tender to Inco
Phelps Dodge Remains Committed to Completing Inco Transaction
PHOENIX, July 28, 2006 – Phelps Dodge Corp. (NYSE: PD) today issued the following statement regarding the results of the tender offer by Inco Ltd. (TSX, NYSE: N) to Falconbridge Ltd. (TSX, NYSE: FAL) shareholders to purchase all outstanding common shares of Falconbridge. The deadline for Falconbridge shareholders to tender their shares was 3 a.m. eastern time today.
J. Steven Whisler, chairman and chief executive officer of Phelps Dodge, said: “We are disappointed that less than 50.01 percent of Falconbridge shareholders chose to tender their shares in support of Inco’s offer and participate in the new Phelps Dodge Inco. However, we are excited about our agreed combination with Inco, which will create both the world’s leading base metals company and a must-own stock for investors who want exposure to our leading positions in copper and nickel. With an excellent outlook for sustained high copper and nickel prices, Phelps Dodge Inco will have tremendous earnings and cash flow potential. Our combination with Inco will be immediately and meaningfully accretive to cash flow and accretive to earnings in 2008, using our base case commodity price assumptions.”
Phelps Dodge’s agreed offer for Inco consists of C$20.25 plus 0.672 Phelps Dodge shares for each Inco share. As of the close of business on Thursday, July 27, the implied value of Phelps Dodge’s offer for Inco is C$79.83 per share.
Phelps Dodge is one of the world’s leading producers of copper and molybdenum and is the largest producer of molybdenum-based chemicals and continuous-cast copper rod. The company employs 13,500 people worldwide.
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Cautionary Language Concerning Forward-Looking Statements
These materials include “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including statements regarding, among other things, the benefits of the combination with Inco and the combined company’s plans, objectives, expectations and intentions. All statements other than historical information are forward-looking statements. These forward-looking statements are based on management’s current beliefs and expectations, speak only as of the date made, and are subject to a number of significant risks and uncertainties that cannot be predicted or quantified and are beyond our control. Future developments and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking
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Phelps Dodge

statements. The following factors, among others, could cause actual results to differ from those described in the forward-looking statements in this document: (i) the ability to obtain governmental approvals of the combination on the proposed terms and schedule; (ii) the failure of Inco’s shareholders to approve the plan of arrangement; (iii) the failure of Phelps Dodge’s shareholders to authorize the issuance of Phelps Dodge common shares, the change of Phelps Dodge’s name to Phelps Dodge Inco Corporation and an increase in the size of Phelps Dodge’s board of directors as required under the combination agreement; (iv) the risks that the businesses of Phelps Dodge and Inco and/or Falconbridge will not be integrated successfully; (v) the risks that the cost savings, growth prospects and any other synergies from the combination may not be fully realized or may take longer to realize than expected; (vi) the combined company’s inability to refinance indebtedness incurred in connection with the combination on favorable terms or at all; (vii) the possibility that Phelps Dodge will combine with Inco only; (viii) the possible impairment of goodwill resulting from the combination and the resulting impact on the combined company’s assets and earnings; and (ix) additional factors that may affect future results of the combined company set forth in Phelps Dodge’s, Inco’s and Falconbridge’s filings with the Securities and Exchange Commission, which filings are available at the SEC’s Web site at (www.sec.gov). Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
NOTE: In connection with the proposed combination, Phelps Dodge filed a preliminary proxy statement on Schedule 14A with the SEC. Investors are urged to read the definitive proxy statement (including all amendments and supplements to it) when it is filed because it contains important information. Investors may obtain free copies of the definitive proxy statement, as well as other filings containing information about Phelps Dodge, Inco and Falconbridge, without charge, at the SEC’s Web site (www.sec.gov). Copies of Phelps Dodge’s filings may also be obtained without charge from Phelps Dodge at its Web site (www.phelpsdodge.com) or by directing a request to Phelps Dodge, One North Central Avenue, Phoenix, Arizona, 85004-4414, Attention: Assistant General Counsel and Corporate Secretary (602) 366-8100. The directors and executive officers of Phelps Dodge may be deemed to be participants in the solicitation of proxies in respect of the proposed combination. Information regarding the directors and executive officers of Phelps Dodge and a description of their direct and indirect interests, by security holdings or otherwise, is available in the preliminary proxy statement filed with the SEC and will be available in the definitive proxy statement when filed with the SEC.